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                                                                   EXHIBIT 10.40



                           FORGIVABLE LOAN AGREEMENT



This agreement is made between Pampa Economic Development Corporation and United Medicorp, Inc., for a forgivable loan in the principle amount $50,000.00. The loan shall bear interest at the rate of 9.5%. Interest on the balance of the loan shall not be forgiven.

The PRINCIPLE AMOUNT of this loan shall be DUE AND PAYABLE OR FORGIVEN based on the terms and conditions of an agreement between the parties, which was executed on July 28, 2000 and entitled Economic Development and Incentive Agreement.

Interest on the unpaid principle amount of the loan shall be due and payable at the end of each calendar quarter at the rate of 9.5% ($13.01/day) interest.

This document constitutes the entire agreement between Pampa Economic Development Corporation and United Medicorp, Inc.

Executed in duplicate originals this the 31st day of October, 2000.

                                             PAMPA ECONOMIC DEVELOPMENT
                                             CORPORATION

                                             By: /s/ RICHARD W. STOWERS, JR.
                                                 ---------------------------
                                                     Richard W. Stowers, Jr.
                                                     President

                                             UNITED MEDICORP, INC.

                                             By: /s/ PETER W. SEAMAN
                                                 ---------------------------
                                                     Peter W. Seaman,
                                                     Chairman and Chief
                                                     Executive Officer